  As filed with the Securities and Exchange Commission on October 29, 2002.

                                                     Registration No. 811-6161


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933                  /   /
                                                                          ---
    Pre-Effective Amendment No. ___                                      /   /
                                                                          ---

    Post-Effective Amendment No. __                                      /   /
                                                                          ---

REGISTRATION STATEMENT UNDER THE INVESTMENT
        COMPANY ACT OF 1940                                              / X /
                                                                          ---

    Amendment No. 78                                                    / X /
                                                                          ---

                       PIMCO FUNDS: MULTI-MANAGER SERIES
              (Exact Name of Registrant as Specified in Charter)

               840 Newport Center Drive, Newport Beach, CA 92660
              (Address of principal executive offices) (Zip code)

                                (800) 427-4648
             (Registrant's telephone number, including area code)

Name and address
of agent for service:        Copies to:
---------------------        ----------
Stephen J. Treadway          Newton B. Schott, Jr.,    Joseph B. Kittredge, Esq.
c/o PIMCO Advisors           Esq.                      Ropes & Gray
Distributors LLC             c/o PIMCO Advisors        One International Place
2187 Atlantic Street         Distributors LLC          Boston, Massachusetts
Stamford, Connecticut        2187 Atlantic Street      02110
 06902                       Stamford, Connecticut
                             06902


It is proposed that this filing will become effective immediately in accordance with Section 8 of the Investment Company Act of 1940.

       This post-effective amendment relates only to the PIMCO Select Value Fund. No information relating to any series of the Trust other than the PIMCO Select Value Fund is amended or superseded hereby. PIMCO Select Value Fund is registered under the Investment Company Act of 1940, but its securities are not registered under the Securities Act of 1933.

                       PIMCO FUNDS: MULTI-MANAGER SERIES

                            PIMCO SELECT VALUE FUND

                         Private Placement Memorandum
                               October 29, 2002


                           ________________________

The PIMCO SELECT VALUE FUND (the "Fund") is one of thirty-nine separate investment portfolios of PIMCO Funds: Multi-Manager Series, an open-end series management investment company (the "Trust"). The other series are offered pursuant to separate prospectuses. Reference is made to the Trust's Prospectus for Institutional and Administrative Class shares dated November 1, 2001 (as revised or supplemented from time to time, the "Institutional Prospectus"), which has been filed with the Securities and Exchange Commission ("SEC") and portions of which are incorporated herein by reference. In the Institutional Prospectus, references to the "Funds" or a "Fund" are deemed to refer to PIMCO Select Value Fund unless otherwise set forth herein or therein or unless the context otherwise requires.

                            ________________________

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED "IN KIND" AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION. IN SUCH CASE, AN INVESTOR WILL INCUR COSTS WHEN THE INVESTOR SELLS THE SECURITIES DISTRIBUTED.

NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

     This Private Placement Memorandum concisely describes the information which investors ought to know about the Fund before investing. Please read this Memorandum carefully and keep it for further reference. The Institutional Prospectus and a Statement of Additional Information for the Trust dated November 1, 2001, as revised or supplemented from time to time (as so revised or supplemented, the "Statement of Additional Information"), are available free of charge by writing to PIMCO Funds: Multi-Manager Series, 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660 or by calling 1-800-927-4648. The Statement of Additional Information, which contains more detailed information about the Fund and the Trust, has been filed with the SEC and is incorporated by reference into this Private Placement Memorandum.


     The Fund does not intend to offer its shares for sale to the public at this time. The Fund may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed below under "Investment Options."

INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

     The Fund's investment objective is long-term growth of capital and income. The Fund seeks to achieve its investment objective by normally investing at least 65% of its assets in common stocks of companies with below-average valuations whose business fundamentals are expected to improve. Although the Fund typically invests in companies with market capitalizations of at least $5 billion at the time of investment, it may invest in companies in any capitalization range. To achieve income, the Fund invests a portion of its assets in income producing (e.g., dividend-paying) stocks. The Fund normally invests in the securities of 20 to 30 issuers.

     The portfolio manager selects stocks for the Fund using a "value" style. The portfolio manager invests primarily in common stocks of companies having below-average valuations whose business fundamentals are expected to improve. The portfolio manager determines valuation based on characteristics such as price-to-earnings, price-to-book, and price-to-cash flow ratios. The portfolio manager analyzes stocks and seeks to identify the key drivers of financial results and catalysts for change, such as new management and new or improved products, that indicate a company may demonstrate improving fundamentals in the future. The portfolio manager looks to sell a stock when he believes that the company's business fundamentals are weakening or when the stock's valuation has become excessive. The Fund is "non-diversified," which means it invests in a relatively small number of issuers.


     The Fund may also invest to a limited degree in other kinds of equity securities, including preferred stocks and convertible securities. The Fund may invest up to 25% of its assets in foreign securities, except that it may invest without limit in American Depository Receipts (ADRs). The Fund may use derivative instruments, primarily for risk management and hedging purposes.

     In response to unfavorable market and other conditions, the Fund may make temporary investments of some or all of its assets in high-quality fixed income securities. This would be inconsistent with the Fund's investment objective and principal strategies.

Principal Risks
---------------

     Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:


..  Market Risk                          . Leveraging Risk
..  Issuer Risk                          . Derivatives Risk
..  Focused Investment Risk
..  Credit Risk
..  Management Risk
..  Foreign Investment Risk
..  Currency Risk


Please see "Summary of Principal Risks" following the Fund Summaries in the Institutional Prospectus for a description of these and other risks of investing in the Fund. In addition, "Summary of Principal Risks--Focused Investment Risk" is supplemented to indicate that Funds, such as the Select Value Fund, that are "non-diversified" because they invest in a relatively small number of issuers may have more risk because changes in the value of a single security or the impact of a single economic, political or regulatory occurrence may have a greater adverse impact on the Fund's net asset value.

Additional Risks of Investing in the Fund
-----------------------------------------

     In addition to the risks described under "Principal Risks" above, the Fund is recently formed and therefore has a limited history upon which investors can evaluate its likely performance. Accordingly, there can be no assurance that the Fund will achieve its investment objective. Also, it is possible that the Fund may invest in securities offered in initial public offerings and other types of transactions (such as private placements) which, because of the Fund's small size, may have a disproportionate impact on the Fund's performance results. The Fund would not necessarily achieve the same performance results if its aggregate net assets were greater.

MANAGEMENT OF THE FUND

Management of the Fund's Investment Portfolio
---------------------------------------------


     The Fund's investment portfolio is managed by John K. Schneider, a Vice President of the Trust. Mr. Schneider is also a Portfolio Manager at PIMCO Equity Advisors LLC. Additional information about Mr.

Schneider can be found in the Institutional Prospectus under "Management of the Funds--Investment Adviser and Administrator" and "Management of the Funds--PIMCO Equity Advisors," which are incorporated herein by reference.



     The Fund does not pay any fee to Mr. Schneider or to PIMCO Equity Advisors for Mr. Schneider's services as the Fund's portfolio manager. However, it is anticipated that in the future the Fund may offer shares to the public, as discussed below under "Investment Options." It is anticipated that, prior to offering its shares to the public, the Fund would, subject to the approval of the Board of Trustees of the Trust and the shareholders of the Fund, enter into an Investment Advisory Agreement with PIMCO Advisors Fund Management LLC (the Trust's current administrator and an affiliate of PIMCO Equity Advisors LLC) pursuant to which PIMCO Advisors Fund Management will assume responsibility for managing the Fund's investment portfolio. PIMCO Advisors Fund Management would likely then retain PIMCO Equity Advisors LLC as sub-adviser to manage the Fund's investment portfolio. It is anticipated that the annual advisory fee rate payable under such Investment Advisory Agreement would be 0.60% of the Fund's average daily net assets. Mr. Schneider is expected to continue as the Fund's portfolio manager if and when PIMCO Equity Advisors assumes responsibility for managing the Fund's portfolio. The Trust believes that the assumption by PIMCO Equity Advisors of this responsibility will have no material effect on how the Fund's portfolio is managed.


Fund Administrator
------------------


     PIMCO Advisors Fund Management serves as the Fund's administrator. Information about the Fund's administration arrangements is found in the Institutional Prospectus under "Management of the Funds--Administrative Fees," which is incorporated herein by reference. The Fund pays PIMCO Advisors Fund Management administrative fees at the annual rate of 0.25% of the Fund's average daily net assets attributable to the Fund's Institutional Class shares, and 0.50% attributable to the Fund's Class A shares.


Distributor
-----------


     The Fund's distributor is PIMCO Advisors Distributor LLC, an affiliate of PIMCO Advisors Fund Management. Information about the Distributor is found in the Institutional Prospectus under the caption "Management of the Funds-- Distributor," which is incorporated herein by reference.


INVESTMENT OPTIONS

     THE FUND DOES NOT INTEND TO OFFER ITS SHARES FOR SALE TO THE PUBLIC AT THIS TIME. In the future, the Fund may offer Class A, Class B, Class C, Class D, Institutional Class and/or Administrative Class shares to the public pursuant to an amendment to the Trust's Registration Statement. Information about the various classes of shares of the Fund is incorporated by reference herein as provided below. Information about Institutional and Administrative Class shares of the Trust is found in the section of the Institutional Prospectus captioned "Investment Options--Institutional and Administrative Class Shares." Information about Class A, B and C shares of the Trust is found in the Trust's Prospectus for Class A, B and C shares dated

November 1, 2001, as from time to time revised or supplemented, in the section captioned "Investment Options--Class A, B and C Shares," which is incorporated herein by reference. Information about Class D shares of the Trust is found in the Trust's Prospectus for Class D shares dated November 1, 2001, as from time to time revised or supplemented, in the section captioned "How to Buy and Sell Shares," which is incorporated herein by reference.


     Purchase of Fund Shares:
     ------------------------

     Until such time as the Fund offers Class A, Class B, Class C, Class D, Institutional Class and/or Administrative Class shares as set forth above, the Fund will have only two classes of shares, Class A and Institutional Class, which currently are not offered for sale to the public. Currently, all investors in the Fund must be "accredited investors" as defined in Regulation D under the Securities Act of 1933.

     All investments are made at the net asset value next determined after an order and payment for the investment are received by the Fund by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to cease accepting investments in the Fund at any time or to reject any investment order.

     Shares may be purchased (i) in cash, (ii) in exchange for securities subject to the determination by the Fund that the securities to be exchanged are acceptable, or (iii) by a combination of such securities and cash. Securities acceptable to the Fund as consideration for Fund shares will be valued as set forth under "How Fund Shares are Priced" in the Institutional Prospectus as of the time of the next determination of net asset value after such acceptance. All dividends, subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Fund and must be delivered to the Trust upon receipt by the investor from the issuer. A gain or loss for federal income tax purposes may be realized by investors upon the exchange, depending upon the investor's basis in the securities tendered. The Fund will not approve securities as acceptable consideration for Fund shares unless (i) the Fund, in its sole discretion, believes the securities are appropriate investments for the Fund; (ii) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the Securities Act of 1933, or otherwise; and (iii) the securities may be acquired under the investment restrictions applicable to the Fund.

     Redemption of Fund Shares:
     --------------------------

     An investor in the Fund may redeem all or a portion of its investment at the net asset value next determined after receipt by the Fund of a redemption request in proper form on any day the New York Stock Exchange ("Exchange") is open for business ("business day"). The redemption request must be received by the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). Proceeds of the redemption will be paid as promptly as possible but in any event within seven business days after receipt of the request.

     If the Fund determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in-kind of securities held by the Fund in lieu of cash. Securities used to redeem Fund shares in-kind will be valued in accordance with the Fund's procedures for valuation described under "How Fund Shares are Priced" in the Institutional Prospectus. Securities distributed by the Fund in-kind will be selected by the Fund in light of the Fund's objective and will not generally represent a pro rata distribution of each security held in the Fund's portfolio. Any in-kind redemptions will be of readily marketable securities to the extent available. Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.

     The Fund may suspend the right of redemption and may postpone payment for more than seven days when the Exchange is closed for other than weekends or holidays, or if permitted by the rules of the Securities and Exchange Commission during periods when trading on the Exchange is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

     Currently, the Fund does not charge any sales load, contingent deferred sales charge ("CDSC") or Rule 12b-1 fees, although Class A, B, C and D and Administrative Class shares may charge sales loads, CDSCs and/or 12b-1 fees.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES

     The investment objective of the Fund described above may be changed by the Board of Trustees without shareholder approval. Unless otherwise stated in the Statement of Additional Information, all investment policies of the Fund may be changed by the Board of Trustees without shareholder approval. If there is a change in the Fund's investment objective or policies, including a change approved by shareholder vote, shareholders should consider whether the Fund remains an appropriate investment in light of their then current financial position and needs.

ADVISER/SUB-ADVISER RELATIONSHIP


     PIMCO Advisors Fund Management is generally permitted to enter into new or amended sub-advisory agreements with one or more sub-advisers with respect to series of the Trust that utilize sub-advisers without obtaining shareholder approval of such agreements, subject to the conditions of an exemptive order that has been granted by the Securities and Exchange Commission. One of the conditions requires the Board of Trustees to approve any such agreement. In addition, the exemptive order prohibits PIMCO Advisors Fund Management from entering into sub-advisory agreements with affiliates of PIMCO Advisors Fund Management without shareholder approval, unless those affiliates are substantially wholly-owned by Allianz Dresdner Asset Management of America L.P.


ADDITIONAL INFORMATION

     Information about how Fund shares are priced, Fund distributions and the tax consequences of investing in the Fund can be found in the sections of the Institutional Prospectus captioned, respectively, "How Fund Shares Are Priced," "Fund Distributions," and "Tax Consequences," which are incorporated herein by reference. The Fund intends to declare and distribute income dividends at least annually. In addition, the Fund intends to distribute any capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

                      PIMCO FUNDS:  MULTI-MANAGER SERIES

                       Supplement Dated October 29, 2002
                                    to the
          Statement of Additional Information Dated November 1, 2001


                Disclosure relating to PIMCO Select Value Fund


--------------------------------------------------------------------------------

Note: This document supplements the PIMCO Funds: Multi-Manager Series (the "Trust") Statement of Additional Information dated November 1, 2001 (as revised or supplemented from time to time, the "Statement of Additional Information"), which is incorporated by reference herein. In the Statement of Additional Information, references to the "Funds" or a "Fund" are deemed to refer to PIMCO Select Value Fund unless otherwise set forth herein or therein or unless the context otherwise requires. This Supplement relates solely to PIMCO Select Value Fund, and does not amend or supersede any disclosure relating to any other series of the Trust.

--------------------------------------------------------------------------------

1.   Date of the Statement of Additional Information.

     The date of the Statement of Additional Information is hereby amended to October 29, 2002.


2.   Additional Series of the Trust


     PIMCO Select Value Fund (the "Fund") is a non-diversified series of the Trust. The Fund does not intend to offer its shares for sale to the public at this time. The Fund may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed in the Private Placement Memorandum of the Fund dated October 29, 2002 (as from time to time revised or supplemented, the "Private Placement Memorandum").

     This Supplement to the Statement of Additional Information is not a prospectus, and should be read in conjunction with the Private Placement Memorandum. Information from the Private Placement Memorandum is incorporated by reference into this Supplement to Statement of Additional Information. The Private Placement Memorandum and the Statement of Additional Information may be obtained free of charge by writing to PIMCO Funds: Multi Manager Series, 840 Newport Center Drive, Suite 300, Newport Beach, California, 92660 or by calling 1-800-927-4648.

3.   Investment Objectives and Policies.

     In addition to the principal investment strategies and the principal risks of the Fund described in the Private Placement Memorandum, the Fund may employ other investment practices and may be subject to additional risks. The Fund may invest in the same securities and other instruments and use the same investment techniques as the PIMCO Renaissance Fund. Such securities, instruments and investment techniques are described under "Investment Objectives and Policies" in the Statement of Additional Information.

4.   Investment Restrictions.

     Fundamental Policies
     --------------------

     The investment restrictions set forth below are fundamental policies of the Fund and may not be changed without shareholder approval by vote of a majority of the outstanding voting securities of the Fund. Under these restrictions:

     1. the Fund may borrow money to the maximum extent permitted by law, including without limitation (i) borrowing from banks or entering into reverse repurchase agreements, or employing similar investment techniques, and pledging its assets in connection therewith, if immediately after each borrowing and continuing thereafter, there is asset coverage of 300%, and (ii) entering into reverse repurchase agreements and transactions in options, futures, options on futures, and forward foreign currency contracts;

     2. the Fund may not pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 10% of such Fund's total assets (taken at cost) and then only to secure borrowings permitted by Restriction (a) above. (The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be pledges or other encumbrances.) (For the purpose of this restriction, collateral arrangements with respect to the writing of options, futures contracts, options on futures contracts, and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures or related options are deemed to be the issuance of a senior security.);

     3. the Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws;

     4. the Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate;

     5. the Fund may not acquire more than 10% of the voting securities of any issuer, both with respect to the Fund and to the other series of the Trust to which this policy relates, in the aggregate;

     6. the Fund may not concentrate more than 25% of the value of its total assets in any one industry;

     7. the Fund may not purchase or sell commodities or commodity contracts except that the Fund may purchase and sell financial futures contracts and related options;

     8. the Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities with respect to not more than 25% of its total assets; and

     9. the Fund may not issue senior securities, except insofar as the Fund may be deemed to have issued a senior security by reason of borrowing money in accordance with the Fund's borrowing policies, and except that for purposes of this investment restriction, collateral, escrow, or margin or other deposits with respect to the making of short sales, the purchase or sale of futures contracts or related options, purchase or sale of forward foreign currency contracts, and the writing of options on securities are not deemed to be an issuance of a senior security.

     Notwithstanding the provisions of fundamental investment restrictions (1) and (9) above, the Fund may borrow money for temporary administrative purposes. To the extent that borrowings for temporary administrative purposes exceed 5% of the total assets of the Fund, such excess shall be subject to the 300% asset coverage requirements set forth above.

     Non-Fundamental Policies
     ------------------------


     The non-fundamental investment restrictions of the Fund are set out in the Statement of Additional Information under "Non-Fundamental Investment Restrictions". The Fund has the same non-fundamental investment restrictions as the PIMCO Value Fund.


5.   Management of the Trust.

     The disclosure under the subheadings "Trustees and Officers", "Trustees' Compensation", and "Fund Administrator" under "Management of the Trust" in the Statement of Additional Information applies to the Fund.


     Information about the management of the Fund's portfolio is set forth in the Private Placement Memorandum. Additional information about PIMCO Advisors Fund Management LLC and PIMCO Equity Advisors LLC is set forth in the Statement of Additional Information under "Management of the Trust."


     The Administrative Fee payable by the Fund is set forth in the Private Placement Memorandum.

6.   Certain Ownership of Trust Shares.


     As of October 1, 2002, the Trust believes that the Trustees and officers of the Trust, as a group, owned less than one percent of each class of the Fund and of the Trust as a whole. As of October 1, 2002, Allianz Dresdner Asset Management of America L.P. owned 100% of the shares of the Fund. Allianz Dresdner Asset Management of America L.P., because it owns more than 25% of the outstanding shares of beneficial interest of the Fund, may be presumed to "control" the Fund, as that term is defined in the 1940 Act.


7.   Financial Statements.


     Audited financial statements for the Fund, as of June 30, 2002, for the fiscal year then ended, including notes thereto, and the report of PricewaterhouseCoopers LLP thereon, each dated June 30, 2002, are incorporated by reference from the Fund's June 30, 2002 Annual Report. The Fund's June 30, 2002 Annual Report was filed electronically with the SEC on September 6, 2002 (Accession No. 0001017062-02-001613).


8. Distribution of Trust Shares, Portfolio Transactions and Brokerage, Net Asset Value, Taxation and Other Information.

     The Information about the distribution of the Trust's shares, portfolio transactions and brokerage, how the value of the Fund's shares are calculated and other information about the Trust is disclosed in the Private Placement Memorandum and in the sections of the Statement of Additional Information captioned "Distribution of Trust Shares," "Portfolio Transactions and Brokerage," "Net Asset Value," "Taxation" and "Other Information."

PART C.  OTHER INFORMATION

Item 23. Exhibits.

         The letter of each exhibit relates to the exhibit designation in Form N-1A:

         (a) Form of Second Amendment and Restated Agreement and Declaration of Trust (2)

         (b)  (1)  Form of Amended and Restated Bylaws (19).

              (2) Form of Amended and Restated Bylaws dated as of September 26, 2002, to be filed by Amendment.

         (c) (1) Article III (Shares) and Article V (Shareholders' Voting Powers and Meetings) of the Second Amended and Restated Agreement and Declaration of Trust (2)

              (2) Article 9 (Issuance of Shares Certificates) and Article 11 (Shareholders' Voting Powers and Meetings) of the Amended and Restated Bylaws (19) and also to be filed by amendment.

          (d) (1)  (i)    Form of Amended and Restated Investment Advisory
                          Agreement dated as of May 5, 2000 (19).

                   (ii) Form of Addendum to Investment Advisory Agreement to add the NFJ Large-Cap Value and NFJ Global Value Funds, to be filed by amendment.

                   (iii) Form of Addendum to Investment Advisory Agreement to decrease the advisory fee rate with respect to PIMCO Growth & Income Fund (f/k/a PIMCO Mid-Cap Equity Fund) and to add the PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO Small-Cap Technology, PIMCO Telecom Innovation, PIMCO Electronics Innovation, PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth, PIMCO/Allianz Select World and PIMCO/Allianz Emerging Markets Funds (19).

                   (iv) Form of Addendum to Investment Advisory Agreement to add the Select Value Fund (24).

                   (v) Form of Addendum to Investment Advisory Agreement to add the PIMCO RCM International Growth Equity Fund, PIMCO RCM Emerging Markets Fund, PIMCO RCM Europe Fund, PIMCO RCM Global Small-Cap Fund, PIMCO RCM Global Technology Fund, PIMCO RCM Global Healthcare Fund, PIMCO RCM Large-Cap Growth Fund, PIMCO RCM Tax-Managed Growth Fund, PIMCO RCM Mid-Cap Fund, PIMCO RCM Small-Cap Fund, PIMCO RCM Biotechnology Fund, PIMCO RCM Balanced Fund and PIMCO RCM Global Equity Fund
                          (26).

                   (vi) Form of addendum to Investment Advisory Agreement to add the PIMCO NACM Core Equity Fund, PIMCO NACM Global Fund, PIMCO NACM Growth Fund, PIMCO NACM International Fund, PIMCO NACM Flex-Cap Value Fund, PIMCO NACM Pacific Rim Fund and PIMCO NACM Value Fund
                          (28).

                   (vii) Form of Novation of Amended and Restated Investment Advisory Agreement, dated September 30, 2002, naming PIMCO Funds Advisors LLC as Adviser to the Trust, to be filed by amendment.


              (2)  (i)    Form of Portfolio Management Agreement with NFJ
                          Investment Group (19).

                   (ii) Form of Portfolio Management Agreement with Cadence Capital Management (19).

                   (iii) Portfolio Management Agreement with Parametric Portfolio Associates (24).

                         (iv) Form of Portfolio Management Agreement with PIMCO/Allianz Investment Advisors LLC (20).

                         (v) Form of Portfolio Management Agreement with Dresdner RCM Global Investors LLC (26).

                         (vi) Form of Portfolio Management Agreement with Nicholas-Applegate Capital Management (28).


                         (vii) Form of Novation of Portfolio Management Agreement with NFJ Investment Group, to be filed by amendment.

                         (viii) Form of Novation of Portfolio Management
                                Agreement with Cadence Capital Management, to be filed by amendment.

                         (ix) Form of Novation of Portfolio Management Agreement with Parametric Portfolio Associates, to be filed by amendment.

                         (x) Form of Novation of Portfolio Management Agreement with PIMCO Equity Advisors, to be filed by amendment.

                         (xi) Form of Novation of Portfolio Management Agreement with Dresdner RCM Global Investors, LLC, to be filed by amendment.

                         (xii) Form of Novation of Portfolio Management Agreement with Nicholas-Applegate Capital Management, to be filed by amendment.


              (e)  (1)  Form of Distribution Contract (19).

                   (2) Form of Supplement to Distribution Contract to add the NFJ Large-Cap Value and NFJ Global Value Funds, to be filed by amendment.

                   (3) Form of Supplement to Distribution Contract to add the PIMCO Growth & Income, PIMCO Healthcare Innovation, PIMCO Internet Innovation, PIMCO Small-Cap Technology, PIMCO Telecom Innovation, PIMCO Electronics Innovation, PIMCO/Allianz New Asia, PIMCO/Allianz Europe Growth, PIMCO/Allianz Select World and PIMCO/Allianz Emerging Markets Funds (19).

                   (4)  Form of Dealer Agreement (21).

                   (5) Form of Supplement to Distribution Contract to add the Select Value Fund (24).

                   (6) Form of Supplement to Distribution Contract to add the PIMCO RCM International Growth Equity Fund, PIMCO RCM Emerging Markets Fund, PIMCO RCM Europe Fund, PIMCO RCM Global Small-Cap Fund, PIMCO RCM Global Technology Fund, PIMCO RCM Global Healthcare Fund, PIMCO RCM Large-Cap Growth Fund, PIMCO RCM Tax-Managed Growth Fund, PIMCO RCM Mid-Cap Fund, PIMCO RCM Small-Cap Fund, PIMCO RCM Biotechnology Fund, PIMCO RCM Balanced Fund and PIMCO RCM Global Equity Fund (26).

                    (7) Form of Supplement to Distribution Contract to add the
                        PIMCO NACM Core Equity Fund, PIMCO NACM Global Fund, PIMCO NACM Growth Fund, PIMCO NACM International Fund, PIMCO NACM Flex-Cap Value Fund, PIMCO NACM Pacific Rim Fund and PIMCO NACM Value Fund (28).

              (f)       Not Applicable.

              (g)  (1)  Form of Custody and Investment Accounting Agreement
                        dated January 1, 2000 with State Street Bank & Trust Company (19).

                   (2) Form of Amendment to Custody and Investment Accounting Agreement with State Street Bank & Trust Company (24).

              (h)  (1)  Form of Amended and Restated Administration Agreement
                        between the Trust and PIMCO Advisors L.P. (19).

                        (i) Revised Schedule to Administrative Agreement (Exhibit A) as of December 6, 2001, (26).

                        (ii) Revised Schedule to Administrative Agreement (Exhibit A) as of June, 2002 (28).

                    (2) Form of Administration Agreement between PIMCO Advisors
                        L.P. and Pacific Investment Management Company (4)

                    (3) Form of Amendment to Administration Agreement (to
                        include Class D shares) between PIMCO Advisors L.P. and Pacific Investment Management Company (11)

                    (4) Form of Agency Agreement and Addenda (1)

                    (5) Form of Addendum to Agency Agreement (4)

                    (6) Form of Assignment of Agency Agreement (4)

                    (7) Form of Addendum to Agency Agreement (6)

                    (8) (i) Form of Transfer Agency and Services Agreement with National Financial Data Services (23).

                        (ii) Form of Transfer Agency and Services Agreement with First Data Investor Services Group, Inc. dated November 9, 1998, as amended July 20, 1999
                              (19).

                              (a) Amendment Number Two to the Transfer Agency
                                  and Series Agreement with First Data Investor Services Group, Inc. (24).

                        (iii) Form of Transfer Agency and Services Agreement
                              with State Street Bank and Trust Company, including Form of Novation and Amendment of Transfer Agency Agreement (26).

                    (9) Form of Service Plan for Institutional Services Shares
                        (6)

                   (10) Form of Administrative Services Plan for Administrative
                        Class Shares (4)

                   (11) Form of Securities Lending Authorization Agreement with
                        State Street Bank and Trust Company (29).


                   (12) Form of Administration Agreement between the Trust and
                        PIMCO Funds Advisors LLC, to be filed by amendment.



              (i)       Opinion and Consent of Counsel (6)

              (j)   (1) Consents of PricewaterhouseCoopers LLP.

                        (i)    Consent dated October 30, 2000 (20)

                        (ii)   Consent dated November 13, 2000 (22)

                        (iii)  Letter dated October 26, 1999 from
                               PricewaterhouseCoopers LLP to the Securities and Exchange Commission. (14)

                        (iv)   Consent dated October 29, 2001 (25)

                        (v)    Consent dated December 28, 2001 (26).

                        (vi)   Consent dated July 19, 2002 (28).


                        (vii)  Consent dated October 29, 2002, filed herewith.

                    (2) Consent and Opinion of Coopers & Lybrand LLP (6)

                    (3) Consent of Ernst & Young LLP.

                        (i)   Consent dated July 12, 2002 (28)

              (k)       Not Applicable

              (l)       Initial Capital Agreement (6)

              (m)   (1) Form of Distribution and Servicing Plan (Class A) (4)

                    (2) Form of Distribution and Servicing Plan (Class B) (4)

                    (3) Form of Distribution and Servicing Plan (Class C) (4)

                    (4) Form of Distribution Plan for Administrative Class
                        Shares (4)

                   (5) Form of Distribution Plan for Class D Shares included as part of the Form of Amended and Restated Administration Agreement included in Exhibit (h)(1).

              (n)  (1)  Form of Amended and Restated Multi-Class Plan (21)

                   (2) Amended and Restated Multi-Class Plan dated September 19, 2001. (25)

              (p)  (1)  Code of Ethics of the Registrant (19)

                   (2) Code of Ethics of PIMCO Advisors L.P., PIMCO/Allianz International Advisors LLC, Cadence Capital Management, NFJ Investment Group and Parametric Portfolio Associates
                        (19)

                   (3)  Code of Ethics of Blairlogie Capital Management (19)


                   (4)  Code of Ethics of Dresdner RCM Global Investors LLC
                        (26).


                   (5)  Code of Ethics of PIMCO Funds Distributors LLC (19)

                   (6)  Code of Ethics of Nicholas-Applegate Capital Management
                        (27)

              (q)  (1)  Powers of Attorney and Certificate of Secretary (1)

                   (2) Power of Attorney for E. Philip Cannon, Donald P. Carter, Gary A. Childress, John P. Hardaway, W. Bryant Stooks and Gerald M. Thorne (5)

                   (3)  Power of Attorney for Theodore J. Coburn (27)

--------------------
1 Incorporated by reference from Post-Effective Amendment No. 22 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on July 1, 1996.

2 Incorporated by reference from Definitive Proxy Statement of the Trust (File No. 811-06161), as filed on November 7, 1996.

3 Incorporated by reference from Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A of PIMCO Advisors Funds (File No. 2-87203), as filed on November 30, 1995.

4 Incorporated by reference from Post-Effective Amendment No. 25 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on January 13, 1997.

5 Incorporated by reference from Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 10, 1997.

6 Incorporated by reference from Post-Effective Amendment No.28 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 31, 1997.

7 Incorporated by reference from Post-Effective Amendment No. 30 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 13, 1998.

8 Incorporated by reference from Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on April 21, 1998.

9 Incorporated by reference from Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on June 30, 1998.

10. Incorporated by reference from Post-Effective Amendment No. 34 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on July 2, 1998.

11. Incorporated by reference from Post-Effective Amendment No. 36 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 30, 1998.

12. Incorporated by reference from Post-Effective Amendment No. 38 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 31, 1999.

13. Incorporated by reference from Post-Effective Amendment No. 39 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on May 25, 1999.

14. Incorporated by reference from Post-Effective Amendment No. 43 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 29, 1999.

15. Incorporated by reference from Post-Effective Amendment No. 44 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on December 14, 1999.

16. Incorporated by reference from Post-Effective Amendment No. 46 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 27, 2000.

17. Incorporated by reference from Post-Effective Amendment No. 47 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on March 31, 2000.

18.  Not Applicable.

19. Incorporated by reference from Post-Effective Amendment No. 51 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on August 17, 2000.

20. Incorporated by reference from Post-Effective Amendment No. 53 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 31, 2000.

21. Incorporated by reference from the Registration Statement on Form N-14 of the Trust (File No. 333-54506), as filed on January 29, 2001.

22. Incorporated by reference from Post-Effective Amendment No. 54 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on November 13, 2000.

23. Incorporated by reference from Post-Effective Amendment No. 55 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on April 6, 2001.

24. Incorporated by reference from Post-Effective Amendment No. 59 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on August 31, 2001.

25. Incorporated by reference from Post-Effective Amendment No. 64 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on October 31, 2001.

26. Incorporated by reference from Post-Effective Amendment No. 66 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on December 28, 2001.

27. Incorporated by reference from Post-Effective Amendment No. 67 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on May 2, 2002.

28. Incorporated by reference from Post-Effective Amendment No. 71 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on July 19, 2002.

29. Incorporated by reference from Post-Effective Amendment No. 72 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on August 29, 2002.

Item 24.  Persons Controlled by or Under Common Control with Registrant.

          Not applicable.

Item 25.  Indemnification

     Reference is made to Article VIII, Section 1, of the Registrant's Second Amended and Restated Agreement and Declaration of Trust, which is incorporated by reference herein.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Trust's Second Amended and Restated Agreement and Declaration of Trust, its By-Laws or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Advisor and Portfolio Managers.


     Unless otherwise stated, the principal business address of each organization listed is 1345 Avenue of the Americas, New York, NY 10105.



  PIMCO Advisors Fund Management LLC

---------------------------------------------------------------------------------------------------------------
Name                           Position with Advisor           Other Affiliations
---------------------------------------------------------------------------------------------------------------

David C. Flattum               Managing Director,              Director of PIMCO Global Advisors
                               General Counsel and             (Resources) Limited; Managing
                               Head of Corporate               Director of Allianz Dresdner
                               Functions                       Asset Management U.S. Equities LLC,
                                                               Allianz Hedge Fund Partners Holding
                                                               L.P., Allianz-PacLife Partners LLC
                                                               PIMCO Advisors Holdings LLC; Managing
                                                               Director, General Counsel and Head
                                                               of Corporate Functions, Management
                                                               Board of Allianz Asset Management of
                                                               America LLC; Director, Chief Executive
                                                               Officer, Oppenheimer Group, Inc.
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Stephen J. Treadway           Managing Director                Managing Director and Chief
                              and Chief Executive              Executive Officer of PIMCO Advisors
                              Officer                          Distributors LLC; Managing Director
                                                               and Chief Executive Officer, PIMCO
                                                               Allianz Advisors LLC, PIMCO
                                                               Advisors Holdings LLC; Director, Chief
                                                               Executive Officer of PIMCO Advisors
                                                               Advertising Agency Inc.; Executive Vice
                                                               President of OpCap Advisors;
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
James G. Ward                 Executive Vice President         Director of Human Resources of PIMCO
                                                               Australia Pty Ltd, PIMCO Europe
                                                               Limited, PIMCO Japan Ltd, PIMCO Funds
                                                               Distributors LLC, Allianz Dresdner Asset
                                                               Management U.S. Equities LLC, PIMCO
                                                               Allianz Advisors LLC, Allianz Asset
                                                               Management of America LLC, PIMCO Global
                                                               Advisors LLC; Director, Executive Vice
                                                               President of PIMCO Global Advisors
                                                               (Resources) Limited
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Stewart A. Smith              Vice President and Secretary     Secretary of Allianz Hedge Fund
                                                               Partners Holding L.P., Allianz Hedge
                                                               Fund Partners L.P., PIMCO Advisors
                                                               Holdings LLC, PIMCO Allianz Advisors
                                                               LLC, PIMCO Advisors CD Distributors LLC,
                                                               PIMCO Equity Advisors LLC, PIMCO Equity
                                                               Partners LLC, Allianz Private Client
                                                               Services LLC; Assistant Secretary of
                                                               PIMCO Advisors Advertising Agency Inc., PIMCO
                                                               Advisors Distributors LLC, PIMCO Global
                                                               Advisors LLC, Cadence Capital Management LLC,
                                                               Oppenheimer Capital Australia Inc.;
                                                               Managing Director and Chief Executive
                                                               Officer of PIMCO Advisors Distributors LLC;
                                                               Director, Secretary of PIMCO Global
                                                               Advisors (Resources) Limited; Secretary
                                                               of Allianz Dresdner Asset Management of
                                                               America LLC, Allianz Asset Management
                                                               U.S. Equities LLC, Allianz-PacLife
                                                               Partners LLC, Cadence Capital Management
                                                               Inc., NFJ Investment Group, Vice
                                                               President and Assistant Secretary of OCC
                                                               Distributors LLC, OpCap Advisors LLC,
                                                               Oppenheimer Capital LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
John C. Maney                 Executive Vice President and     Chief Financial Officer of PIMCO
                              Chief Financial Officer          Advisors Private Client Services LLC,
                                                               Allianz Hedge Fund Partners
                                                               Holding L.P., Allianz Hedge Fund
                                                               Partners L.P., Cadence Capital
                                                               Management LLC,
                                                               PIMCO Advisors Holdings LLC,
                                                               PIMCO/Allianz Advisors LLC,
                                                               PIMCO Advisors CD Distributors LLC,
                                                               PIMCO Equity Advisors LLC,
                                                               PIMCO Equity Partners LLC,
                                                               PIMCO Advisors Advertising Agency Inc.,
                                                               PIMCO Advisors Distributors LLC,
                                                               PIMCO Global Advisors LLC,
                                                               Allianz Private Client
                                                               Services LLC, StocksPLUS
                                                               Management, Inc., Value Advisors
                                                               LLC, Allianz Dresdner Asset Management
                                                               U.S. Equities LLC, Allianz-PacLife
                                                               Partners LLC, NFJ Investment
                                                               Group L.P., Oppenheimer Group,
                                                               Inc., OCC Distributors LLC,
                                                               OpCap Advisors LLC, Oppenheimer
                                                               Capital LLC, Oppenheimer Capital
                                                               Australasia, Inc., Pacific
                                                               Investment Management Company LLC,
                                                               Allianz Dresdner Asset
                                                               Management of America LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Andrew Bocko                  Senior Vice President and        Director of Information Technology
                              Director of Information          of Allianz Asset Management of
                              Technology                       America LLC, Allianz Asset
                                                               Management U.S. Equities LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Francis C. Poli               Executive Vice President,        Chief Legal Officer and
                              Director of Compliance           Director of Compliance of
                              and Assistant Secretary          Allianz Dresdner Asset
                                                               Management U.S. Equities LLC,
                                                               Allianz Hedge Fund Partners L.P.,
                                                               PIMCO Advisors Private Client
                                                               Services LLC, PIMCO/Allianz
                                                               International Advisors LLC, PIMCO
                                                               Advisors CD Distributors LLC,
                                                               PIMCO Equity Advisors LLC;
                                                               Allianz Private Client Services
                                                               LLC; PIMCO Equity Partners LLC;
                                                               Vice President Compliance Officer
                                                               of PIMCO Advisors Distributors
                                                               LLC; Principal, Secretary and
                                                               Compliance Officer of OCC
                                                               Distributors LLC; Executive Vice
                                                               President, Chief Legal Officer
                                                               and Secretary of OpCap Advisors
                                                               LLC, Oppenheimer Capital LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Vinh T. Nguyen                Vice President and Controller    Vice President and Controller of
                                                               PIMCO Advisors Private Client Services
                                                               LLC, Allianz Hedge Fund Partners
                                                               Holding L.P., Allianz Hedge Fund
                                                               Partners L.P., PIMCO Advisors
                                                               Holdings LLC, PIMCO/Allianz
                                                               International Advisors LLC, PIMCO
                                                               Advisors CD Distributors LLC,
                                                               PIMCO Europe Limited, PIMCO
                                                               Equity Advisors LLC, PIMCO Equity
                                                               Partners LLC, PIMCO Advisors
                                                               Advertising Agency Inc., PIMCO
                                                               Global Advisors LLC, PIMCO Global
                                                               Advisors (Resources) Limited,
                                                               PIMCO Japan Ltd, Allianz Private
                                                               Client Services LLC, StocksPLUS
                                                               Management, Inc., Allianz-PacLife
                                                               Partners LLC, Cadence Capital
                                                               Management LLC,
                                                               NFJ Management Inc., NFJ
                                                               Investment Group L.P., OCC
                                                               Distributors LLC, OpCap Advisors LLC,
                                                               Oppenheimer Capital LLC, Oppenheimer
                                                               Capital Australia Inc.,
                                                               Oppenheimer Group, Inc.,  Pacific
                                                               Investment Management Company LLC;
                                                               PIMCO Advisors Distributors LLC,
                                                               Allianz Asset Management of
                                                               America LLC, Allianz Dresdner
                                                               Asset Management U.S. Equities
                                                               LLC
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Newton B. Schott, Jr.         Managing Director, Chief         Managing Director, Chief Administrative
                              Legal Officer and Secretary      Officer, General Counsel, PIMCO Advisors
                                                               Distributors LLC;
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
Tim Clark                     Managing Director
---------------------------------------------------------------------------------------------------------------


                          Cadence Capital Management
                       265 Franklin Street, 11/th/ Floor
                          Boston, Massachusetts 02110


------------------------------------------------------------------------------------------------------
Name                          Position with Advisor          Other Affiliations
------------------------------------------------------------------------------------------------------
David B. Breed                Managing Director, Chief       Director, Managing Director, Chief
                              Executive Officer              Executive Officer, Cadence Capital
                                                             Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
William B. Bannick            Managing Director, Executive   Director, Managing Director,
                              Vice President                 Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Katherine A. Burdon           Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Bart J. O'Connor              Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Michael J. Skillman           Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Wayne A. Wicker               Managing Director              Director, Managing Director,
                                                             Cadence Capital Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Mary Ellen Melendez           Chief Operating Officer,       None
                              Secretary
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
John C. Maney                 Chief Financial Officer        See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Barbara M. Green              Treasurer                      None
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Stewart A. Smith              Assistant Secretary            See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------

                            NFJ Investment Group L.P.
                         2121 San Jacinto, Suite 1840
                             Dallas, Texas 75201


------------------------------------------------------------------------------------------------------
Name                              Position with Advisor      Other Affiliations
------------------------------------------------------------------------------------------------------
Benno J. Fischer              Managing Director              Director, Managing Director,
                                                             Co-Chairman, NFJ Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
John L. Johnson               Managing Director              Director, Managing Director,
                                                             Co-Chairman, NFJ Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Jack C. Najork                Managing Director              Director, Managing Director,
                                                             Co-Chairman, NFJ Management Inc.
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
John C. Maney                 Chief Financial Officer        See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Vinh T. Nguyen                Controller                     See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Stewart A. Smith              Secretary                      See PIMCO Advisors Fund
                                                             Management LLC
------------------------------------------------------------------------------------------------------

                        Parametric Portfolio Associates
                            1151 Fairview Avenue N.
                           Seattle, Washington 98109



Name                   Position with Portfolio Manager      Other Affiliations

Andrew Abramsky        Chief Operation Officer              None

William E. Cornelius   Chairman of the Board                Director of PPA
                                                            Acquisition
                                                            Corporation, DBA
                                                            Parametric Portfolio
                                                            Associates.

Brian Langstraat       Chief Executive Officer              Director of PPA
                                                            Acquisition
                                                            Corporation, DBA
                                                            Parametric Portfolio
                                                            Associates.

David M. Stein         Chief Investment Officer             Director of PPA
                                                            Acquisition
                                                            Corporation, DBA
                                                            Parametric Portfolio
                                                            Associates.



                       Dresdner RCM Global Investors LLC
                            Four Embacadero Center
                            San Francisco, CA 94111



Name                   Position with Portfolio Manager      Other Affiliations

Dora Fong              Director of Finance                  Same

Susan C. Gause         Member of Board of Managers;         Same
                       Chief Executive Officer; and
                       Senior Managing Director

Robert J. Goldstein    Managing Director, Secretary         Same
                       and General Counsel

Joachim Maedler        Member of Board of Managers          Deputy Global Chief
                       and Managing Director                Executive Officer,
                                                            Allianz Dresdner
                                                            Asset Management

William L. Price       Chairman of Board of                 Same
                       Managers; Senior Managing
                       Director; and Global Chief
                       Investment Officer



                    Nicholas-Applegate Capital Management LLC
                               600 West Broadway
                              San Diego, CA 92101


--------------------------------------------------------------------------------
Name                   Position with Portfolio Manager      Other Affiliations
--------------------------------------------------------------------------------
Charles H. Field       Deputy General Counsel
--------------------------------------------------------------------------------
Peter J. Johnson       Director Institutional Sales
                       and Client Service
--------------------------------------------------------------------------------
C. William Maher       Chief Financial Officer              Chief Financial
                                                            Officer and
                                                            Treasurer, Nicholas-
                                                            Applegate
                                                            Securities;
                                                            Treasurer, Nicholas-
                                                            Applegate
                                                            Institutional Funds
--------------------------------------------------------------------------------
E. Blake Moore, Jr.    General Counsel                      President, Nicholas-
                                                            Applegate
                                                            Institutional Funds;
                                                            General Counsel and
                                                            Secretary, Nicholas-
                                                            Applegate
                                                            Securities;
                                                            Director, Nicholas-
                                                            Applegate Southeast
                                                            Asia Fund
--------------------------------------------------------------------------------
Arthur E. Nicholas     Chairman                             Trustee and Chairman
                                                            of the Board,
                                                            Nicholas-Applegate
                                                            Institutional Funds;
                                                            Chairman and
                                                            President, Nicholas-
                                                            Applegate
                                                            Securities; Director
                                                            and Chairman of the
                                                            Board, Nicholas-
                                                            Applegate Fund,
                                                            Inc.; President,
                                                            Nicholas-Applegate
                                                            Securities
                                                            International LDC
--------------------------------------------------------------------------------
Eric S. Sagerman       Head of Global Marketing
--------------------------------------------------------------------------------
Horacio Valeiras, CFA  Chief Investment Officer
--------------------------------------------------------------------------------
Marna Whittington      President
--------------------------------------------------------------------------------

Item 27.   Principal Underwriters.


    (a) PIMCO Advisors Distributors LLC (the "Distributor") serves as Distributor of shares for the Registrant and also of PIMCO Funds:
           Pacific Investment Management Series. The Distributor is an affiliate of PIMCO Advisors Fund Management LLC, the Registrant's Adviser.

    (b)

                          Positions and                                                                Positions
Name and Principal        Offices with                                                                 and Offices
Business Address*         Underwriter                                                                  with Registrant
Erik M. Aarts             Vice President, Fixed Income Product Manager                                 None
Kiley Andresen            Vice President, National Accounts Manager                                    None
Lincoln Baca              Vice President                                                               None
Michael E. Brannan        Vice President                                                               None
Deborah P. Brennan        Vice President, Compliance Officer                                           None
Matthew W. Brown          Vice President                                                               None
Frederick J. Bruce        Vice President                                                               None
Martin J. Burke           Senior Vice President, Divisional Sales Manager                              None
Terry L. Bussard          Vice President                                                               None
Paul C. Cahill            Vice President                                                               None
Timothy R. Clark          Manging Director and Executive Vice President, Product Development           None
Cindy Colombo             Vice President, Retirement Plans                                             None
Lesley E. Cotten          Vice President, On-Line Content Development Manager                          None
Patrick M. Coyne          Vice President, International Product Manager                                None
Paul DeNicolo             Vice President                                                               None
Jonathan P. Fessel        Vice President                                                               None
Michael J. Gallagher      Vice President                                                               None
Joseph F. Gengo           Vice President                                                               None
Ronald H. Gray            Vice President                                                               None
Daniel F. Hally           Vice President                                                               None
JoAnn Ham                 Vice President                                                               None
Ned E. Hammond Jr.        Vice President                                                               None
Derek B. Hayes            Sr. Vice President, Operations                                               None
Kristina S. Hooper        Vice President, Equity Product Manager                                       None
Christopher J. Horan      Vice President                                                               None
John B. Hussey            Vice President                                                               None
Brian Jacobs              Manging Director and Senior Vice President, National Sales Director          None
Stephen R. Jobe           Sr. Vice President, Marketing                                                None
Dustin P. Kanode          Vice President                                                               None
Andrew G. Laing           Vice President                                                               None
Stephen R. Laut           Vice President                                                               None
William E. Lynch          Senior Vice President, Divisional Sales Manager                              None
Stephen A. Maginn         Manging Director and Executive Vice President, Sales                         None
Andrew J. Maloney         Vice President                                                               None
John Maney                Chief Financial Officer and Treasurer                                        None
Ann H. McAdams            Vice President                                                               None
Joseph McMenamen          Vice President                                                               None
Wayne F. Meyer            Vice President                                                               None
Andrew Jay Meyers         Manging Director and Executive Vice President, Director of Marketing         None
Rosalie L. Milburn        Vice President                                                               None
Laura Miller              Compliance Officer                                                           None
Fiora N. Moyer            Vice President                                                               None
Kerry A. Murphy           Vice President, National Accounts Manager                                    None
George E. Murphy          Vice President                                                               None
Phillip J. Neugebauer     Manging Director and Sr. Vice President, Public Relations                    None
Vinh T. Nguyen            Vice President, Controller                                                   None
Kelly Orr                 Vice President                                                               None
Joffrey H. Pearlman       Vice President                                                               None
Glynne P. Pisapia         Vice President                                                               None
Frank C. Poli             Vice President, Compliance Officer                                           None
Jennifer L. Quigley       Vice President                                                               None
Robert J. Rokose          Vice President, Controller                                                   None
James Scott Rose          Vice President                                                               None
Jay S. Rosoff             Senior Vice President, Divisional Sales Manager                              None
Stephen M. Rudman         Senior Vice President, Divisional Sales Manager                              None
Anne Marie Russo          Vice President, Human  Resources                                             None
James M. Sambrook         Vice President, Manager, Systems                                             None
Newton B. Schott Jr.      Manging Director, General Counsel Executive Vice President, Chief
                          Administrative Officer, Secretary                                            Vice President and Secretary
Eugene M. Smith Jr.       Vice President, Design Director                                              None
Cathy Smith               Vice President, Copy Director                                                None
Robert M. Smith           Vice President                                                               None
Stewart Smith             Assistant Secretary                                                          None
Frederick S. Teceno       Vice President                                                               None
William H. Thomas Jr.     Senior Vice President, Divisional Sales Manager                              None
Kathleen C. Thompson      Vice President, National Account Liaison                                     None
Stephen J. Treadway       Managing Director and Chief Executive Officer                                Trustee, President and Chief
                                                                                                       Executive Officer
Paul H. Troyer            Senior Vice President                                                        None
Teresa L. Vlachos         Vice President, Sales Desk Manager                                           None
James Ward                Director of Human Resources                                                  None
Nicholas K. Willett       Senior Vice President, Divisional Sales Manager                              None
Glen A. Zimmerman         Vice President, Database Marketing Manager                                   None

_______________________

   * Principal business address for all individuals listed is 2187 Atlantic Street, Stamford, CT 06902 or 888 San Clemente, Newport Beach, CA 92660.

    (c) The Registrant has no principal underwriter that is not an affiliated person of the Registrant or an affiliated person of such an affiliated person.

Item 28.   Location of Accounts and Records.

    The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of State Street Bank & Trust Co., 21 West 10th Street, Kansas City, Missouri 64105, National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, Missouri 64105, and/or PFPC Inc., PO Box 9688, Providence,
Rhode Island 02940.

Item 29.   Management Services.

           Not Applicable.

Item 30.   Undertakings.

           Not Applicable.

                                    NOTICE
                                    ------

     A copy of the Agreement and Declaration of Trust of PIMCO Funds: Multi-Manager Series (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.


                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 78 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut on the 29th day of October, 2002.


                                      PIMCO FUNDS: MULTI-MANAGER SERIES


                                      By: /s/ Newton B. Schott
                                          Newton B. Schott,
                                          Vice President and Secretary

                                 Exhibit Index
                                 -------------

No.          Exhibit
---          -------

(j)(1)(vii)  Consent of PricewaterhouseCoopers LLP, dated October 29, 2002